Exhibit D to Loan Agreement

COVENANT COMPLIANCE GUARANTY AGREEMENT

This Covenant Compliance Guaranty Agreement ("**Agreement**") is entered by **John-Paul Backwell** (the "Guarantor") pursuant to the terms of that certain loan agreement dated as of September 20, 2024 (the "**Loan Agreement**") among **Quality Industrial Corp.**, a Nevada corporation (the "**Borrower**") and **J.J. Astor & Co.,** a Utah corporation (including its successors and assigns, the "**Lender**").

Unless otherwise defined in this Agreement, all capitalized terms when used herein shall have the same meaning as they are defined in the Loan Agreement.

To induce the Lender to enter into the Loan Agreement and provide the financial accommodations to the Borrower contemplated thereby, the undersigned Guarantor acknowledges that he is the Chief Executive Officer of the Borrower and a stockholder of the Borrower. Accordingly, and as long as he is affiliated or associated with the Borrower in any capacity (including as a stockholder), he shall not individually permit the Borrower, nor any of its Subsidiaries (each of whom is a Subsidiary Guarantor) to engage in, or attempt to engage in, any of the actions set forth below:

1. Knowingly interfere with or knowingly cause Borrower or any Subsidiary Guarantor to refuse to allow the Lender to collect the weekly installment payments that are due and payable under the $405,000 Original Principal Amount of the Note; provided, that the foregoing shall not constitute a person guaranty of payment by the Guarantor of any of such amounts; or

2. Without the prior written consent of the Lender, deliberately cause or permit the Borrower or any Subsidiary Guarantor to incur any Indebtedness, other than as contemplated by the Loan Agreement; or

3. Knowingly cause the Borrower to refuse to file the registration statement contemplated under the Registration Rights Agreement or otherwise knowingly cause the Borrower to violate its covenants and agreement thereunder.

IN WITNESS WHEREOF, the undersigned has executed this Covenant Compliance Guaranty Agreement as of the date first written above.

QUALITY INDUSTRIAL CORP.

By: John-Paul Backwell, Chief Executive Officer

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JOHN-PAUL BACKWELL